Exhibit 10.1

AMENDMENT AGREEMENT

BETWEEN:

JAMES GOWANS, Businessperson, of 2662-124 B Street, Surrey, British Columbia, V4A 3P1

(the “Executive”)

AND:

TRILOGY METALS INC., a company incorporated pursuant to the laws of British Columbia and having its registered office in British Columbia at Suite 1150 – 609 Granville Street, Vancouver, British Columbia, V6C 1G5

(the “Company”)

WHEREAS:

A.            The Company is a natural resource company currently engaged in the acquisition and exploration of mineral properties;

B.            The Company wishes to extend the term of employment of the Executive as Acting President and Chief Executive Officer, on the revised terms and conditions set out in this Agreement;

C.            The Company and the Executive desire that the revised terms thereof be formally embodied in this Agreement;

THEREFORE, in consideration of the recitals, the following covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which are acknowledged by each party, the parties agree on the following terms:

1.	ENGAGEMENT AND DURATION

1.1	Term

The Executive's employment pursuant to the terms of this Agreement shall be extend for the period of March 1, 2020 to May 31, 2020 (the “ Extended Term”), unless extended by the mutual written agreement of the parties or unless terminated during the Term as set forth herein.

2.	DUTIES

2.1	Application of Original Employment Agreement

Other than as amended by the Amendment Agreement the terms and conditions of the Employment Agreement between the Company and the Executive dated October 21, 2019 (the “Employment Agreement”) shall remain in full force an effect.

3.	REMUNERATION AND BENEFITS

3.1	Additional Option Grant

The Board shall grant 275,000 options to purchase common shares in the Company as full compensation for the services provide by the Executive for services rendered during the Extended Term. Upon the date of grant by the Board, 91,666 of those options shall vest. A further 91,667 options shall vest on April 30, 2020 and May 31, 2020. In the event that the Employment Agreement, as amended by the Amendment Agreement, is terminated in accordance with its terms (the “Termination”), the options will cease to vest on the date of Termination and all unvested options shall automatically terminate and be null and void on June 1, 2020. In the event that the Termination occurs prior to April 30, 2020 or May 31, 2020, the options due to vest on April 30, 2020 or May 31, 2020, as the case may be, shall vest on a pro rata basis, based on the number of days elapsed in such month. All options are subject to, and will be made in accordance with, the guidelines of the Toronto Stock Exchange and the Company’s Employee Stock Option Plan.

4.	TERMINATION

4.1	Notice of Termination

Section 6.2 of the Employment Agreement is amended such that: (a) either party may terminate the Employment Agreement, as amended by this Amendment Agreement, during the Extended Term on 30 days’ written notice to the to the other party; or (b) the Employment Agreement shall automatically terminate upon the Company appointing a permanent President and Chief Executive Officer of the Company.

5.	LEGAL ADVICE

The Executive hereby represents, warrants and acknowledges to the Company that he has had the opportunity to receive independent legal advice prior to the execution and delivery of this Amendment Agreement.

6.	ENTIRE AGREEMENT

This Amendment Agreement and the Employment Agreement together constitute the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in the Employment Agreement as amended by this Amendment Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein.  Neither this Amendment Agreement nor the Employment Agreement can be amended or supplemented except by a written agreement executed by all parties hereto.

7.	COUNTERPARTS

This Agreement may be executed in counterparts and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the 9th day of April, 2020.

TRILOGY METALS INC.

/s/ Janice Stairs

Per:	JANICE STAIRS
CHAIR

/s/ James Gowans
JAMES GOWANS